

DEREK RESOURCES CORPORATION
LAK RANCH PROPERTY
WESTON COUNTY, WYOMING
Range 61W
Range 60W
Township 45N
Township 44N
S
F
L
F
F
F
0.00 0.25 0.50 0.75 1.00
approximate scale in miles
LEGEND
LAK Property
Federal lease added to LAK Property
Edel P. Smith lease added to LAK Property
Section Corner
LAK Property located in
6th Prime Meridian (6th P.M.)